Exhibit 5.1

November 18, 2024

Inhibikase Therapeutics, Inc.

3350 Riverwood Parkway SE, Suite 1900

Atlanta, Georgia 30339

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

Reference is made to the filing by Inhibikase Therapeutics, Inc., a Delaware corporation (the “Company”), with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s registration statement on Form S-3 (the “Registration Statement”), filed on November 18, 2024, which includes a prospectus (the “Prospectus”).

We are rendering this opinion in connection with the filing by the Company with the SEC of the Registration Statement relating to the offering by selling stockholders of up to (i) 58,310,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) 21,985,000 shares (the “Pre-Funded Warrant Shares”) of Common Stock underlying pre-funded warrants (the “Pre-Funded Warrants”). The Shares and Pre-Funded Warrants were issued pursuant to (i) that certain securities purchase agreement, dated October 21, 2024, by and between the Company and the purchasers listed on the signature pages thereto (the “Securities Purchase Agreement”), and (ii) that certain engagement letter, dated August 29, 2024, by and between the Company and Jefferies LLC (the “Engagement Letter”).

We understand that the Shares and Pre-Funded Warrant Shares are to be offered and sold in the manner set forth in the Prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement.

We have acted as your counsel in connection with the preparation of the Registration Statement. We are familiar with the proceedings taken by the board of directors of the Company (the “Board”) in connection with the authorization, issuance and sale of the Shares and Pre-Funded Warrant Shares. We have examined all such documents as we considered necessary to enable us to render this opinion, including, but not limited to: (i) the Registration Statement, (ii) the Pre-Funded Warrants, (iii) the Securities Purchase Agreement, (iv) the Engagement Letter, (v) the Company’s amended and restated certificate of incorporation, as amended to date, (vi) the Company’s amended and restated bylaws, (vii) certain resolutions of the Board and the pricing committee thereof and (viii) such other corporate records and instruments, and such laws and regulations, as we have deemed necessary for purposes of rendering the opinions set forth herein.

Inhibikase Therapeutics, Inc.

November 18, 2024

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies, the authenticity of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such certified, conformed, photostatic or facsimile copies. In addition, we have assumed that the Shares and Pre-Funded Warrant Shares will be offered in the manner and on the terms identified or referred to in the Prospectus. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that (i) the Shares are validly issued, fully paid and non-assessable and (ii) the Pre-Funded Warrant Shares have been duly authorized and, when issued and delivered by the Company in accordance with the terms of the Pre-Funded Warrants and upon receipt by the Company of the consideration therefor provided therein, will be validly issued, fully paid and non-assessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

Very truly yours,

/s/ McDermott Will and Emery LLP
McDermott Will and Emery LLP

One Vanderbilt Avenue New York NY 10017-3852 Tel +1 212 547 5400 Fax +1 212 547 5444 US practice conducted through McDermott Will & Emery LLP.